Exhibit 32.2

                            Section 906 Certification


I, Richard L. Hannigan Sr., Chief Financial Officer of Voyager Entertainment International, Inc., certify that (i) the attached amended quarterly report on Form 10-QSBA of Voyager Entertainment International, Inc. for the three months ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-QSBA Report for said period fairly presents, in all material respects, the financial condition and results of operations of Voyager Entertainment International, Inc.

/s/ Richard L. Hannigan Sr.                             Dated: May 23, 2005
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Richard L. Hannigan Sr.
Chief Financial Officer